Exhibit 99.1

Access National Appoints Michael G. Anzilotti to Board

RESTON, Va.--(BUSINESS WIRE)--February 3, 2014--Access National Corporation (NASDAQ: ANCX) (the “Company”), parent company for Access National Bank, announced today that Michael Anzilotti has been appointed to its Board of Directors effective February 18, 2014. Mr. Anzilotti is being appointed as an independent Director and will also serve on the Board of Access National Bank. Mr. Anzilotti will serve on the Audit, Compensation, and Nominating and Governance Committees.

Most recently Mr. Anzilotti served on the Board of the $2.8 billion Virginia Commerce Bancorp, Inc. (NASDAQ: VCBI) until its acquisition by United Bankshares, Inc. (NASDAQ: UBS) on January 31, 2014. Mr. Anzilotti was President of Arlington Virginia based Virginia Commerce Bank from 2004 until his retirement in July, 2010. Prior to that, he served as President and CEO of First Virginia Bank from 1995-2004.

“We are extremely fortunate to gain such an experienced banking and business professional,” said CEO Michael Clarke. “His demonstrated leadership and hands-on experience that has covered all aspects of banking, finance and community impact spanning several economic cycles will serve our shareholders well and make a meaningful impact.”

Outside of his banking experience, Mr. Anzilotti has served in a variety of community leadership positions that include: Board Member, Virginia Business Higher Education Council; Board Member, Virginia Tech Board of Visitors; Chairman, George Mason University Foundation; Chairman, Fairfax County School Superintendent’s Business/Industry Advisory Council; Chairman, Northern Virginia Community College Educational Foundation; Chairman, Coalition for Virginia’s Future; Chairman, Fairfax County Chamber of Commerce; Chairman, Virginia Business Council; Chairman, Arts Council of Fairfax County; Chairman, Virginia State Chamber of Commerce; Board Member, Northern Virginia Transportation Alliance; Board and Executive Committee Member, Northern Virginia Business Roundtable.

Michael Anzilotti graduated from Virginia Tech with a B.S. in Marketing before earning an MBA at George Mason University. He also graduated from the Stonier School of Banking and holds an Honorary Doctorate from George Mason University as well as an Honorary Associates Degree from the Northern Virginia Community College.

Mr. Anzilotti will be compensated for his services in the same manner as other non-employee Directors to include a prorated portion of a $36,000 annual retainer. He will also be eligible to receive incentive awards determined by, and in the discretion of, the Board’s Compensation Committee.

Access National Corporation is the parent company of Access National Bank, an independent, nationally chartered bank serving the business community of the greater Washington DC Metropolitan area. Additional information is available on our website at www.AccessNationalBank.com. Shares of Access National Corporation are traded on the NASDAQ Global Market under the symbol "ANCX".

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified as “may”, “could”, “expect”, “believe”, anticipate”, “intend”, “plan” or variations thereof. These forward-looking statements may contain information related to those matters such as the Company’s intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K and other SEC filings.

CONTACT:
Access National Corporation
Michael Clarke, 703-871-2100